UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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THE MACERICH COMPANY

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The Macerich Company Supplemental Information Regarding 2019 Proxy Statement May 28, 2019

Annual Meeting of Stockholders to be Held on June 7, 2019
We ask for your support by voting in accordance with the recommendations of our Board of Directors on all of the proposals included in our 2019 Proxy Statement, which was filed on April 26, 2019.  In particular, we are requesting your vote FOR
Proposal 3, the approval of the annual advisory vote on the compensation paid to our named executive officers (“NEOs”).
We take a very disciplined, “pay-for-performance” approach to executive compensation.  We believe that our executive compensation program strongly aligns the compensation of our NEOs with our performance, as detailed in the section of our 2019 Proxy Statement entitled “Compensation Discussion and Analysis.”
Glass Lewis has recommended a FOR
vote for Proposal 3.  However, ISS recommended an AGAINST
vote
on Proposal 3.  Notwithstanding the ISS recommendation, the Company believes that the executive compensation program supports our financial and strategic objectives and is appropriately aligned with the interests of our stockholders. ISS’ negative recommendation was unexpected because, among other reasons, in connection with CEO succession in 2018 the target total direct compensation of our CEO, CFO and next three highest paid executive officers for 2019 decreased 47% from that of the same group in 2018.
We strongly disagree with ISS’ recommendation on Proposal 3, as well as the stated reasons behind it.
This presentation is intended to facilitate discussions with stockholders as part of our engagement with them in advance of our Annual Meeting and sets forth the reasons for Macerich’s substantive disagreement with
ISS.
We were pleased to receive the support of approximately 89% of the votes cast on our say-on-pay proposal the prior two years, and over 97% in 2016.  We look forward to receiving strong support again this year.

➢

Base Salary	
Target Annual Incentive (Bonus)	
Target Long	
Target Total Direct Compensation	

➢

MACERICH®

CEO Compensation in Context: New CEO Target Total Direct Compensation
ISS Analysis Ignores New CEO Compensation
The ISS analysis focuses on the target total direct compensation (“TDC”) of Mr. A. Coppola, our former
CEO, in all evaluation components without an analysis of the 2019 target TDC for Mr. O’Hern, our new
CEO. The 2019 target TDC for Mr. O’Hern is 53% of his predecessor’s 2018 target TDC. In addition, with other executive transitions, the Company’s overall 2019 target TDC for our NEOs is significantly reduced, with the aggregate 2019 target TDC of our CEO, CFO and the next three highest paid executives approximately 63% of the 2018 target TDC for our CEO, CFO and three highest paid executives.
CEO TARGET TOTAL DIRECT COMPENSATION COMPARISON
Former CEO-
Mr.
A.
Coppola’s
2018
Target Total Direct
Compensation
New CEO-
Mr. O’Hern’s
2019
Target Total Direct
Compensation
Mr.
O’Hern
(2019)
% +/-
Mr.
A.
Coppola
(2018)
$
1,000,000
$
800,000
-20%
$
2,000,000
$1,600,000
-20%
-Term Incentives
$
9,000,000
$4,000,000
(1)
-56%
$12,000,000
$6,400,000
-47%
(1)
Mr.
O’Hern’s
target LTIP grant value for 2019 was $6
million, but he volunteered to reduce the value by $2
million as described below.
The
ISS
analysis
does
not
appear
to
take
into
consideration
that
Mr.
O’Hern
volunteered
to
reduce
the
size of his 2019 long-term incentive award by $2 million, and such amount was instead used to fund an incentive bonus pool for other senior executives (non-NEOs) tied to same center growth and EBITDA growth.

➢

Target vs. Realizable CEO Compensation
$15,000
$10,000
$5,000
$0
($000s)
$12,000
2016 Realized Pay was 44% of Target
$5,251
$12,000
2017 Realizable Pay is 37% of Target
$4,391
$12,000
2018 Realizable Pay is 26% of Target
$3,130
Mr. O'Hern's 2019 Target TDC(1) is 53% of Mr. Coppola's 2018 Target TDC
$6,400
Target
Realized
Target
Realizable
Target
Realizable
Target
2016
2017
2018
2019
Base
Bonus
LTIP

MACERICH®

Pay for Performance Alignment
ISS Methodology is Based on Reported Pay Not Realized or Realizable Pay
We believe realized or realizable pay is a superior measure than reported pay for alignment of pay and performance. The majority of our CEO’s compensation opportunity is “at risk” and tied to performance goals and our relative total stockholder return (“TSR”). Because a significant portion of our CEO’s compensation opportunity is in the form of equity awards, the value is also tied to our absolute TSR. Our pay-for-performance philosophy is illustrated by comparing target TDC to “realizable” compensation, which after taking into account actual performance demonstrates alignment of pay and performance.
(1)
TDC for 2019 includes target LTIP grant value of $4 million, as Mr. O’Hern volunteered to reduce the size of his 2019 long-term incentive award by $2 million, and such amount was instead used to fund an incentive bonus pool for other senior executives (non-NEOs) tied to same center growth and EBITDA growth.

Pay for Performance Alignment
As of December 31, 2018, none of the performance-based LTIP Units granted in 2016 were earned, resulting in realized pay from performance based LTIPs being 0% of target and, further, none of the performance-based LTIP Units granted in 2017 and 2018 would have been earned at December 31,
2018 based on our relative TSR performance as of such date.
(1)
The performance period for these awards remains open and the payout percentage for these awards has not been determined. The payout percentage is reflected
as
0%
in
the
table
to
indicate
that,
if
the
performance
period
applicable
to
the
award
had
ended
as
of
December
31,
2018,
the
Company’s
relative
TSR
ranking considered for purposes of the awards would have been below the applicable Threshold level and the awards would have been forfeited. We make no prediction as to the future performance of our stock.
We don’t believe there is better evidence of alignment of CEO pay and performance than that illustrated by the foregoing.
LTIP Performance Period
2016
2017
2018
2019
2020
Status
%Payout
2016 3-year LTIP
100%
Complete
Below Threshold and 100% Forfeited
0%
2017 3-year LTIP
67% Complete
Tracking Below Threshold
0%
(1)
2018 3
-year LTIP
33% Complete
Tracking Below Threshold
0%
(1)

New CEO Initial Equity Award
ISS’ Blanket Position Against Awards for Internal Promotions Does Not Reflect Market Realities
Mr.
O’Hern’s
equity award received upon his agreement to become our CEO was appropriate in light of the market realities of what is necessary in attracting top candidates, whether internal or external, to
fill
the
role
of
CEO.
We
disagree
with
ISS’
statement
that
“[l]arge
internal
promotion
grants
are
problematic, especially a grant that lacks performance-vesting criteria and which only requires repayment of only half of the total value if the recipient leaves the company within four months of assuming the CEO role.”
In early 2018, not only did Mr. A. Coppola announce his retirement by the end of the calendar year but Mr. Perlmutter, our then COO, also announced that he would be stepping down from his position with Macerich effective immediately.  Our Board determined that Mr. O’Hern was the right candidate to fill the role of CEO, but given the departures of both the CEO and the COO, our Board believed that it needed to entice Mr. O’Hern, one of the longest tenured CFOs in the S&P 500, to accept the role.
The
$5
million
equity
award
included
in
Mr.
O’Hern’s
agreement
is
consistent
with
similar
awards
granted to new CEOs of other similarly situated companies, particularly where equity enticement is appropriate in retaining the right candidate for the role.

New CEO Initial Equity Award
The size of the award reflected our expectation that the 2019 target TDC of our CEO, CFO and the next three highest paid executives would be significantly lower than the 2018 target TDC for our
CEO, CFO and next three highest paid executives given the reduction in the CEO compensation package, the elimination of the COO position and corresponding compensation package as well as the compensation packages of the remaining three highest paid executives.
The award was subject to a one-year clawback provision.
Given our Board’s focus on succession, the agreement with Mr. O’Hern helped to ensure an orderly transition from Mr. A. Coppola to Mr. O’Hern.

Overall Commitment to Corporate Governance
We ask for your support on Proposal 3 in the context of our strong commitment to corporate governance, as evidenced by a number of profound corporate governance changes made by our Board in the recent past:
opting out of Subtitle 8 of the Maryland General Corporation Law (often referred to as MUTA) and prohibition from opting back in (including the provision allowing our Board to self-classify) without stockholder approval;
allowing any stockholder to propose amendments to our Bylaws and removing the previous requirement that stockholders meet certain ownership thresholds to do so;
demonstrated commitment to Board refreshment and diversity (women represent thirty percent of our director nominees and six of our current directors have joined our Board since mid-2015); and
separating the role of CEO and Chairman, with our Lead Director transitioning to Independent
Chairman.

Conclusion
Strong
stockholder
support
for
Say-on-Pay
Proposals
We have received strong stockholder support for Say-on-Pay proposals in recent years
2016
over 97%
2017
approximately 89%
2018
approximately 89%
New
CEO
Compensation
The 2019 target TDC of Mr. O’Hern is 53% of his predecessor’s 2018 target TDC.
Aggregate
2019
Target
TDC
for
NEOs
The aggregate 2019 target TDC of Mr. O’Hern, our CFO and the next three highest paid executive officers is expected to be approximately 63% of the 2018 target TDC for our CEO, CFO and three highest paid executive officers.
Pay
for
Performance
Alignment
Our pay-for-performance philosophy is illustrated by comparing target TDC to “realizable”
compensation, which after taking into account actual performance demonstrates alignment of pay and performance.
New
CEO
Initial
Equity
Award
The initial equity award to Mr. O’Hern was necessary to entice him to take the role of CEO and is consistent with similar awards granted to new CEO’s of other similarly situated companies, particularly where equity enticement is appropriate in retaining the right candidate for the role.

Conclusion
Our Board of Directors and executive team are proud of their track record of working tirelessly in the interests of our stockholders, with powerful initiatives in both areas of executive compensation and corporate governance, that are beginning to bear fruit.
Our
Board
of
Directors
encourages
you
to
vote
FOR
the
approval
of
the
advisory
vote
on
the
compensation paid to our named executive officers (Proposal 3) at our Annual Meeting of Stockholders on June 7, 2019.
Thank you for your continued support!